Exhibit 10.5

Warrant No. 2007-[    ]

DATE: AUGUST 8, 2007

CURIS, INC

COMMON STOCK WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This certifies that [                    ] (the “Holder”), its designees or permitted assigns, at any time or from time to time up to and including 5:00 p.m. (Eastern Time) on the date that is the fifth (5th) anniversary of the date hereof (the “Expiration Date”), for value received, is entitled to purchase from CURIS, INC., a Delaware corporation (the “Company”), subject to the terms set forth below, [                ] fully-paid and nonassessable shares (subject to adjustment as provided herein) (the “Warrant Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). The per share exercise price (the “Exercise Price”) per Warrant Share issuable pursuant to this Common Stock Warrant shall be equal to $1.02, payable in accordance with Section 1 hereof. This Common Stock Warrant is being initially issued to the Holder in accordance with the transactions contemplated by that certain Common Stock Purchase Agreement, dated as of August 7, 2007 (the “Agreement”), by and between the Company and the person set forth therein.

This Warrant is issued subject to the following terms and conditions:

1. Exercise, Issuance of Certificates.

(a) Exercise. The Holder may exercise this Warrant at any time and from time to time on or prior to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) that may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares (such date, a “Date of Exercise”). Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the

Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder and issued with a legend in substantially the form of the legend placed on the front of this Warrant.

Notwithstanding anything set forth herein, this Warrant shall not be exercisable with respect to the minimum number of Warrant Shares as will result in the Holder (together with its affiliates) owning, holding or beneficially owning more than 9.99% of the outstanding Common Stock (the “Ownership Limit”), and at any time, and from time to time, if the Holder (together with its affiliates) owns, holds or beneficially owns a percentage less than the Ownership Limit, then this Warrant shall thereafter become exercisable, first with respect to any Warrant Shares for which this Warrant would have been exercisable but for the Ownership Limit and second, but in each case again, only to the extent that, after giving effect to such exercisability, such exercisability will not result in the Holder (together with its affiliates) owning, holding or beneficially owning more than the Ownership Limit. The restrictions set forth in this paragraph may be waived by the Holder upon not less than 61 days written notice to the Company.

(b) Mandatory Exercise. In the event that the closing price of the Common Stock equals or exceeds $2.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for thirty (30) consecutive days, then at any time thereafter for a period of thirty (30) days the Company may require the mandatory exercise of this Warrant by providing at least twenty (20) business days prior written notice to the Holder hereof; provided that the Company simultaneously requires the mandatory exercise of all Warrants then outstanding. Upon receipt of such notice, the Holder shall exercise this Warrant for cash in accordance with the terms hereof. In the event of a mandatory exercise, this Warrant shall thereafter represent only the right to receive the number of shares of Common Stock for which it was then exercisable and shall thereafter be null and void.

(c) Other Provisions. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(d) Payment of Exercise Price. The Holder shall pay the Exercise Price in cash by delivering immediately available funds to the Company.

2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance and payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(a) Subdivision or Combination of Stock. In the event the outstanding shares of the Company’s Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date hereof into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of the Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date hereof into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

(b) Reclassification, Reorganization, Merger, Etc.. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

(c) Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5. Compliance with Securities Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant is being acquired for its own account and not for any other person or persons, for investment purposes and that it will not offer, sell, or otherwise dispose of this Warrant except under circumstances which will not result in a violation of the Act or any applicable state securities laws.

6. Limited Transferability. The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

7. Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders; provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Holder hereof. For purposes hereof, “Majority of the Holders” shall mean Holders of more than fifty percent (50%) of the Warrant Shares then issuable upon exercise of then outstanding warrants of like tenor to this Warrant issued by the Company in connection with the Offering (as defined in the Subscription Agreement).

8. Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered as set forth in the Stock Purchase Agreement.

9. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

10. Lost or Stolen Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

12. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

13. Severability of Provisions. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

14. Registration Rights. The Holder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Holder may be entitled to such rights.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its president and chief executive officer, thereunto duly authorized as of this 8th day of August, 2007.

CURIS, INC.

By:
Name:	Michael P. Gray
Title:	Chief Operating Officer and Chief Financial Officer

Signature Page—Common Stock Warrant

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:	CURIS, INC.

The undersigned, the holder of the attached Common Stock Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      shares of Common Stock of CURIS, INC. and such holder herewith makes payment of $             therefor.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

whose address is:	.

DATED:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Name:
Title: